    Exhibit 99.1

Macy’s, Inc. Reports First Quarter 2025 Results
Net sales exceeded guidance; Reaffirmed annual net sales guidance
GAAP diluted EPS of $0.13; Adjusted diluted EPS of $0.16 surpassed guidance
Macy’s Reimagine 125 stores outperformed Macy’s fleet
Bloomingdale’s and Bluemercury delivered consistent positive comps

NEW YORK—May 28, 2025— Macy’s, Inc. (NYSE: M) today reported financial results for the first quarter of 2025 and updated its annual guidance.

First Quarter Highlights
•Macy’s, Inc. achieved net sales of $4.6 billion, exceeding the company’s prior guidance range.
•Macy’s, Inc. comparable sales were down 2.0% on an owned basis and down 1.2% on an owned-plus-licensed-plus-marketplace basis, surpassing the company’s prior guidance range, benefiting from better than expected performance across all nameplates.
•The company reported GAAP diluted earnings per share of $0.13; Adjusted diluted earnings per share of $0.16, above the company’s prior guidance range.
•Bloomingdale’s reported comparable sales growth on an owned and owned-plus-licensed-plus-marketplace basis of 3.0% and 3.8%, respectively.
•Bluemercury reported comparable sales growth of 1.5%, its 17th consecutive quarter of comparable sales growth.
•The company returned approximately $152 million to shareholders, consisting of $51 million in quarterly cash dividends and $101 million of share repurchases.

“We continued to execute against our Bold New Chapter strategy during the quarter, scaling key initiatives that improved our customer experience and contributed to stronger than expected performance across all three of our nameplates,” said Tony Spring, chairman and chief executive officer of Macy’s, Inc. “Our first quarter results give us confidence that we have the right strategy and team in place to navigate the current environment while we continue to invest in our customer on the path to returning Macy’s, Inc. to sustainable profitable growth.”

First Quarter Results (comparisons are to the first quarter of 2024)
Macy’s, Inc. net sales decreased 5.1%1 inclusive of store closures to $4.6 billion, with comparable sales down 2.0% on an owned basis and down 1.2% on an owned-plus-licensed-plus-marketplace basis. Comparable owned-plus-licensed-plus-marketplace sales reflect sales growth at Bloomingdale’s and Bluemercury offset by a decline at Macy’s.

Macy’s, Inc. go-forward business2 comparable sales were down 1.8% on an owned basis and down 0.9% on an owned-plus-licensed-plus-marketplace basis. By nameplate:
•Macy’s net sales were down 6.5%1 inclusive of store closures, with comparable sales down 2.9% on an owned basis and down 2.1% on an owned-plus-licensed-plus-marketplace basis. Macy’s go-forward business2 comparable sales were down 2.7% on an owned basis and down 1.9% on an owned-plus-licensed-plus-marketplace basis.
◦Reimagine 125 locations comparable sales were down 1.3% on an owned basis and down 0.8% on an owned-plus-licensed basis.
•Bloomingdale’s net sales were up 2.6%, with comparable sales up 3.0% on an owned basis and up 3.8% on an owned-plus-licensed-plus-marketplace basis.

•Bluemercury net sales were up 0.8% and comparable sales were up 1.5% on an owned basis.
Other revenue of $194 million increased $40 million, or 26.0%. Within Other revenue:
•Credit card net revenues increased $37 million, or 31.6%, to $154 million.
•Macy’s Media Network net revenue rose $3 million, or 8.1%, to $40 million.
Gross margin rate of 39.2% was flat, reflecting improved merchandise margin offset by higher delivery expense as a percent of net sales.
Selling, general and administrative (“SG&A”) expense of $1.9 billion increased $2 million. The company reinvested savings from closed locations and the company’s end-to-end operations efforts into customer facing initiatives within its go-forward business, including in the Reimagine 125 locations, Bloomingdale’s and Bluemercury. As a percent of total revenue, SG&A expense increased 170 basis points to 39.9% driven by lower net sales.

Asset sale gains of $16 million increased $15 million.
GAAP net income was $38 million, or 0.8% of total revenue, and Adjusted net income was $46 million, or 1.0% of total revenue. In the first quarter of 2024, GAAP net income was $62 million, or 1.2% of total revenue, and Adjusted net income was $77 million, or 1.5% of total revenue.
GAAP and Adjusted diluted earnings per share (“EPS”) were $0.13 and $0.16, respectively. In the first quarter of 2024, GAAP and Adjusted diluted EPS were $0.22 and $0.27, respectively.
Adjusted earnings before interest, taxes, and depreciation and amortization (“EBITDA”) was $324 million, or 6.8% of total revenue, and Core Adjusted EBITDA3 was $308 million, or 6.4% of total revenue. In the first quarter of 2024, Adjusted EBITDA was $364 million, or 7.3% of total revenue, and Core Adjusted EBITDA3 was $363 million, or 7.3% of total revenue.
Balance Sheet and Liquidity
Merchandise inventories decreased 0.5% year-over-year.

The company ended the first quarter of 2025 with cash and cash equivalents of $932 million. Based on the strength of its balance sheet, the company amended its asset-based credit facility on April 9, 2025. The company extended the maturity date of its facility to April 2030 from March 2027, proactively reducing borrowing capacity to $2.1 billion from $3.0 billion and improving flexibility through revised terms. As of the end of the first quarter of 2025, the company had $2.0 billion of available borrowing capacity under its asset-based credit facility.

As of the end of first quarter of 2025, total debt of $2.8 billion included no material long-term debt maturities until 2027.

Shareholder Returns

Through its quarterly dividend, the company returned $51 million in cash to shareholders in the first quarter of 2025. Additionally, on May 16, 2025, Macy’s, Inc.’s board of directors declared a regular quarterly dividend of 18.24 cents per share on Macy’s, Inc’s common stock, payable on July 1, 2025 to shareholders of record at the close of business on June 13, 2025.

During the first quarter of 2025, the company repurchased 8.7 million of its shares for a total of $101 million. The company has approximately $1.3 billion remaining under its $2.0 billion share repurchase authorization as of the end of the first quarter of 2025.

1: Reflects the impact of fiscal 2024 store closures, primarily Macy’s nameplate locations, which contributed approximately $170 million in the first quarter of 2024.
2: Inclusive of go-forward locations and digital. For Macy’s, Inc. this reflects go-forward locations and digital across all three nameplates.
3: Defined as Adjusted EBITDA excluding asset sale gains.

2025 Guidance

The company has revised its annual outlook based on current information to account for several factors including: initial and current tariffs; some moderation in consumer discretionary spending; and a heightened competitive promotional landscape. Despite these challenges, the company is confident that its strong financial position, diverse brand and category offerings, and range from off-price to luxury provide flexibility to adapt to these changes.

The full outlook for 2025, including second quarter of 2025, can be found in the presentation posted to www.macysinc.com/investors. For Macy’s, Inc. the company expects:

	Guidance as of May 28, 2025	Guidance as of March 6, 2025
Net sales*	Unchanged	$21.0 billion to $21.4 billion
Comparable owned-plus-licensed-plus-marketplace sales change	Unchanged	Down ~2.0% to down ~0.5% versus 2024
Go-forward business comparable owned-plus-licensed-plus-marketplace sales change	Unchanged	Down ~2.0% to ~flat versus 2024
Adjusted EBITDA as a percent of total revenue	7.4% to 7.9%	8.4% to 8.6%
Core Adjusted EBITDA as a percent of total revenue	7.0% to 7.5%	8.0% to 8.2%
Adjusted diluted earnings per share**	$1.60 to $2.00	$2.05 to $2.25
*: Reflects the impact of fiscal 2024 store closures, primarily Macy’s nameplate locations, which contributed approximately $700 million of annual net sales.
**: The impact of any potential future share repurchases associated with the company’s current share repurchase authorization is not considered within guidance.

The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable owned-plus-licensed-plus-marketplace sales change, Adjusted EBITDA as a percent of total revenue, Core Adjusted EBITDA as a percent of total revenue and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures, and is unable to address the probable significance to future results of any items excluded from these measures, because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. See Important Information Regarding Non-GAAP Financial Measures.

Conference Call and Webcasts
A webcast of Macy's, Inc.’s call with analysts and investors to report its first quarter of 2025 sales and earnings will be held today (May 28, 2025) at 8:00 a.m. ET. Macy’s, Inc.’s webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call 1-877-407-0832. A replay of the conference call will be available on the company’s website or by calling 1-877-660-6853, using passcode 13753217, about two hours after the conclusion of the call. Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/newsroom.
Important Information Regarding Financial Measures
Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.
About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.

Forward-Looking Statements
All statements in this release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s, Inc. management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s, Inc.’s ability to successfully implement its Bold New Chapter strategy, including the ability to realize the anticipated benefits associated with the strategy, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, conditions to, or changes in the timing of proposed real estate and other transactions, declines in credit card revenues, possible systems failures and/or security breaches, Macy’s, Inc.’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, regional political and economic conditions, the effect of trade policies and tariffs, including changes thereto, the effect of weather, inflation, inventory shortage, and labor shortages, the potential for the incurrence of charges in connection with the impairment of tangible and intangible assets, including goodwill, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies and achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended February 1, 2025. Macy’s, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Media – Chris Grams
communications@macys.com
Investors – Pamela Quintiliano
investors@macys.com

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended May 3, 2025			13 Weeks Ended May 4, 2024
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$4,599			$4,846
Other revenue (Note 2)	194	4.2%		154	3.2%
Total revenue	4,793			5,000
Cost of sales	(2,795)	(60.8%)		(2,946)	(60.8%)
Selling, general and administrative expenses	(1,913)		(39.9%)	(1,911)		(38.2%)
Gains on sale of real estate	16		0.3%	1		—%
Impairment, restructuring and other costs	(7)		(0.1%)	(19)		(0.4%)
Operating income	94		2.0%	125		2.5%
Benefit plan income, net	4			4
Interest expense, net	(27)			(31)
Loss on extinguishment of debt	(3)			—
Income before income taxes	68			98
Federal, state and local income tax expense (Note 3)	(30)			(36)
Net income	$38			$62
Basic earnings per share	$0.14			$0.22
Diluted earnings per share	$0.13			$0.22
Average common shares:
Basic	277.6			276.1
Diluted	280.7			281.0
End of period common shares outstanding	271.5			276.4
Supplemental Financial Measures:
Gross Margin (Notes 4)	$1,804	39.2%		$1,900	39.2%
Depreciation and amortization expense	$219			$216

MACY’S, INC.
Consolidated Balance Sheets (Unaudited) (Note 1)
(millions)

	May 3, 2025	February 1, 2025	May 4, 2024
ASSETS:
Current Assets:
Cash and cash equivalents	$932	$1,306	$876
Receivables	241	303	257
Merchandise inventories	4,663	4,468	4,687
Prepaid expenses and other current assets	445	385	442
Income taxes receivable	10	17	—
Total Current Assets	6,291	6,479	6,262
Property and Equipment – net	4,964	5,070	5,295
Right of Use Assets	2,226	2,243	2,358
Goodwill	828	828	828
Other Intangible Assets – net	424	425	429
Other Assets	1,356	1,357	1,277
Total Assets	$16,089	$16,402	$16,449
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$6	$6	$—
Merchandise accounts payable	2,133	1,893	2,347
Accounts payable and accrued liabilities	2,221	2,625	2,226
Income taxes payable	27	—	80
Total Current Liabilities	4,387	4,524	4,653
Long-Term Debt	2,774	2,773	2,998
Long-Term Lease Liabilities	2,884	2,927	3,034
Deferred Income Taxes	721	724	748
Other Liabilities	872	902	932
Shareholders' Equity	4,451	4,552	4,084
Total Liabilities and Shareholders’ Equity	$16,089	$16,402	$16,449

MACY’S, INC.
Consolidated Statements of Cash Flows (Unaudited) (Notes 1 and 5)
(millions)

	13 Weeks Ended May 3, 2025	13 Weeks Ended May 4, 2024
Cash flows from operating activities:
Net income	$38	$62
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other costs	7	19
Depreciation and amortization	219	216
Benefit plans	1	1
Stock-based compensation expense	13	13
Gains on sale of real estate	(16)	(1)
Amortization of financing costs and premium on acquired debt	2	3
Deferred income taxes	(2)	(10)
Changes in assets and liabilities:
Decrease in receivables	62	35
Increase in merchandise inventories	(198)	(273)
Increase in prepaid expenses and other current assets	(68)	(49)
Increase in merchandise accounts payable	242	401
Decrease in accounts payable and accrued liabilities	(344)	(289)
Increase in current income taxes	25	34
Change in other assets and liabilities	(45)	(33)
Net cash (used) provided by operating activities	(64)	129
Cash flows from investing activities:
Purchase of property and equipment	(100)	(154)
Capitalized software	(77)	(75)
Proceeds from disposition of assets, net	38	4
Other, net	6	8
Net cash used by investing activities	(133)	(217)
Cash flows from financing activities:
Debt issuance costs	(6)	—
Debt repaid	(1)	(1)
Dividends paid	(51)	(48)
Decrease in outstanding checks	(23)	(21)
Acquisition of treasury stock	(97)	—
Net cash used by financing activities	(178)	(70)
Net decrease in cash, cash equivalents and restricted cash	(375)	(158)
Cash, cash equivalents and restricted cash beginning of period	1,310	1,037
Cash, cash equivalents and restricted cash end of period	$935	$879

MACY’S, INC.
Consolidated Financial Statements (Unaudited)
Notes:
(1)As a result of the seasonal nature of the retail business, the results of operations for the 13 weeks ended May 3, 2025 and May 4, 2024 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.
(2)Other Revenue is inclusive of the following amounts. All amounts in millions except percentages.

	13 Weeks Ended May 3, 2025		13 Weeks Ended May 4, 2024
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$154	3.3%	$117	2.4%
Macy's Media Network revenue, net	40	0.9%	37	0.8%
Other Revenue	$194	4.2%	$154	3.2%

Net Sales	$4,599		$4,846

(3)The income tax expense of $30 million, or 44.1% of pretax income, for the 13 weeks ended May 3, 2025 and income tax expense of $36 million, or 36.7% of pretax income, for the 13 weeks ended May 4, 2024,reflect a different effective tax rate as compared to the Company’s federal income tax statutory rate of 21%. The income tax effective rates for the 13 weeks ended May 3, 2025 and May 4, 2024 were impacted primarily by the effect of state and local taxes and the vesting and cancellation of certain stock-based compensation awards.
(4)Gross margin is defined as net sales less cost of sales.
(5)Restricted cash of $3 million has been included with cash and cash equivalents as of May 3, 2025 and May 4, 2024.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned-plus-licensed-plus-marketplace basis, which includes adjusting for the impact of comparable sales of departments licensed to third parties and marketplace sales, assists in evaluating the company's ability to generate sales growth, whether through owned businesses, departments licensed to third parties or marketplace sales, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.
The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable owned-plus-licensed-plus-marketplace sales change, Adjusted EBITDA, Core Adjusted EBITDA and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures, and is unable to address the probable significance to future results of any items excluded from these measures, because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate.
Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties and marketplace sales are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)
Changes in Comparable Sales

	13 Weeks Ended May 3, 2025
	Macy's, Inc.	Macy's
Decrease in comparable sales on an owned basis (Note 6)	(2.0%)	(2.9%)
Impact of departments licensed to third parties and marketplace sales (Note 7)	0.8%	0.8%
Decrease in comparable sales on an owned-plus-licensed-plus-marketplace basis	(1.2%)	(2.1%)

	13 Weeks Ended May 3, 2025
	Macy's, Inc. go-forward business	Macy's go-forward business	Bloomingdale's	Bluemercury
Increase (decrease) in comparable sales on an owned basis (Note 6)	(1.8)%	(2.7)%	3.0%	1.5%
Impact of departments licensed to third parties and marketplace sales (Note 7)	0.9%	0.8%	0.8%	—%
Increase (decrease) in comparable sales on an owned-plus-licensed-plus-marketplace basis	(0.9%)	(1.9%)	3.8%	1.5%

13 Weeks Ended May 3, 2025
Macy's Reimagine 125 locations
Decrease in comparable sales on an owned basis (Note 6)	(1.3%)
Impact of departments licensed to third parties (Note 7)	0.5%
Decrease in comparable sales on an owned-plus-licensed basis	(0.8%)
Notes:
(6)Represents the period-to-period percentage change in net sales from stores in operation for one full fiscal year during the 13 weeks ended May 3, 2025 and May 4, 2024. Such calculation includes all digital sales and excludes commissions from departments licensed to third parties and marketplace. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.
(7)Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales, including marketplace sales, in the calculation of comparable sales. Macy’s and Bloomingdale’s license third parties to operate certain departments in its stores and online and receive commissions from these third parties based on a percentage of their net sales, while Bluemercury does not participate in licensed or Marketplace businesses. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties and Marketplace) in its net sales. The company does not, however, include any amounts in respect of licensed department or Marketplace sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties and from the digital Marketplace are not material to its net sales for the periods presented.

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:
•EBITDA, adjusted EBITDA and core adjusted EBITDA are reconciled to GAAP net income.
•Adjusted net income is reconciled to GAAP net income.
•Adjusted diluted earnings per share is reconciled to GAAP diluted earnings per share.
EBITDA, Adjusted EBITDA and Core Adjusted EBITDA

	13 Weeks Ended May 3, 2025	13 Weeks Ended May 4, 2024
Net income	$38	$62
Interest expense, net	27	31
Loss on extinguishment of debt	3	—
Federal, state and local income tax expense	30	36
Depreciation and amortization	219	216
EBITDA	317	345
Impairment, restructuring and other costs	7	19
Adjusted EBITDA	324	364
Gains on sale of real estate	(16)	(1)
Core Adjusted EBITDA	$308	$363
Adjusted Net Income and Adjusted Diluted Earnings Per Share

	13 Weeks Ended May 3, 2025		13 Weeks Ended May 4, 2024
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$38	$0.13	$62	$0.22
Impairment, restructuring and other costs	7	0.03	19	0.07
Loss on extinguishment of debt	3	0.01	—	—
Income tax impact of certain items identified above	(2)	(0.01)	(4)	(0.02)
As adjusted to exclude certain items above	$46	$0.16	$77	$0.27